News Release

Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866
news@gsicommerce.com

GSI Commerce Reports Fiscal 2007 Second Quarter Operating Results;
Company Signs 3 New Partners For 6 Online Stores Since April

KING OF PRUSSIA, Pa., July 25, 2007 - GSI Commerce Inc. (Nasdaq: GSIC) today announced financial results for its 2007 fiscal second quarter ended June 30, 2007.

Fiscal 2007 Second Quarter Compared to Fiscal 2006 Second Quarter
•	Net revenue increased 10 percent to $131.3 million from $119.6 million.
•	Merchandise sales increased 52 percent to $316.0 million from $208.0 million.
•	Loss from operations was $9.0 million compared to a loss of $3.8 million.
•	Adjusted EBITDA was $0.7 million compared to $2.9 million.
•	Net loss was $5.0 million or $0.11 per share compared to a net loss of $3.6 million or $0.08 per share.
•	Non-GAAP net loss, which is calculated on a fully taxed basis, was $3.5 million or $0.08 per share compared to a loss of $1.7 million or $0.04 per share.

Definitions of the non-GAAP measures merchandise sales, adjusted EBITDA, non-GAAP net income and free cash flow and a discussion of the importance of these financial metrics to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“I am pleased with our second quarter performance. We achieved or exceeded our guidance on all of our key financial metrics,” said Michael G. Rubin, chairman, president and CEO of GSI. “Our business development activity is strong with six partners accounting for nine separate online stores signed so far this year. As we had guided previously, we expected to see year-over-year declines in our profitability metrics during the second and third quarters of the fiscal year primarily due to the timing of our investment spending, particularly as it relates to start-up costs associated with our new fulfillment center and launch costs for new partners. The secular trends in the industry remain healthy and we remain focused on strong execution as we continue to manage and invest in the business in ways that support both our growth and contribute to our growing annual profitability. I look forward to continued success during the second half of the year,” Rubin said.

Key Events Since April 25, 2007
•
GSI announced it signed a long-term agreement with the National Basketball Association to provide the NBA with full-service, e-commerce operations. In July, GSI launched the NBA’s online store. With the NBA, GSI now has e-commerce agreements to operate the online stores for the major professional sports leagues in the United States including, Major League Baseball, the NFL, the NHL, and NASCAR.

•	GSI successfully launched Gordon’s Jewelers, which is the third online store GSI has launched for the Zale Corp.
•	GSI launched the new online store for Charlotte Russe, a women’s apparel and accessories partner, which the company signed earlier this year.

Page 2 of 6	GSI Commerce News Release

•
In July, GSI announced it was selected by the Nautica and Kipling brands of the VF Corporation to provide them with full-service, e-commerce solutions. Web stores for each of these brands are scheduled to launch during 2008.

•
During the second quarter, GSI signed a full-service, e-commerce agreement with a new, unnamed apparel partner, which is a multibillion-dollar, apparel and lifestyle company that manages several global brands. GSI is scheduled to launch the first Web store for this partner in the fall. Two additional Web stores for this partner are scheduled to launch during 2008.

•
GSI extended its multiyear e-commerce agreement with iRobot Corp. in the U.S. and expanded the scope of this relationship to include European e-commerce operations as iRobot establishes a direct-to-consumer business in Europe during 2008.

•	GSI also extended its long-term, multiyear, e-commerce agreement with Linens ‘n Things.
•	During the second quarter, GSI signed a new strategic alliance with QVC and the NFL, which created a multichannel marketing opportunity for NFL-licensed products on QVC telecasts and QVC’s Web store.
•
In June, GSI opened its new fulfillment center in Richwood, Kentucky. The facility is approximately 540,000 square feet. The company now manages nearly two million square feet of fulfillment center space.

•
In May, GSI hired Scott Hardy, a former BearingPoint executive, as the company’s executive vice president of business management. Hardy has responsibility for overseeing partner growth, profitability and satisfaction.

•	In July, GSI completed a $150-million convertible bond offering. GSI expects to use the proceeds for working capital, general corporate purposes and possible acquisitions.

2007 Fiscal Year and Third Quarter Financial Guidance
The following forward-looking statements reflect GSI’s expectations as of July 25, 2007. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce and various other risk factors discussed below and in our public reports, actual results may differ materially.

The company provides the following updated guidance for fiscal year 2007 (dollars in millions):

GAAP Guidance		Non-GAAP Guidance
	Range		Range
Net revenue	$721.0 - $751.0	Merchandise sales (a)	$1,645.0 - $1,705.0
Income from operations	$10.5- $12.5	Adjusted EBITDA (b)	$53.0 - $55.0
Net income	$41.3 - $42.5	Non-GAAP net income (c)	$15.4 - $16.6 (fully taxed)

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The following additional fiscal 2007 year guidance is presented to reconcile the GAAP financial metric to its corresponding Non-GAAP financial metric:

a)
Merchandise sales: add to projected net revenue estimated merchandise sales from non-owned inventory of approximately $1.137 billion to $1.167 billion and subtract estimated service fees of approximately $213.0 million.

b)	Adjusted EBITDA: add to projected income from operations estimated depreciation and amortization of $34.0 million and estimated stock-based compensation of $8.5 million.
c)
Non-GAAP net income: add to projected net income estimated stock-based compensation of $8.5 million and estimated amortization of acquisition-related intangibles of $1.5 million and subtract estimated income tax benefit of approximately $26.3 million to $25.5 million. This figure is then taxed at our estimated annual effective tax rate of 38.5 percent.

Capital expenditures for fiscal year 2007 are estimated to be in a range of $50.0 million to $55.0 million.

The company provides the following guidance for fiscal 2007 third quarter (dollars in millions):

GAAP Guidance		Non-GAAP Guidance
	Range		Range
Net revenue	$133.0 - $143.0	Merchandise sales (a)	$299.0 - $319.0
Loss from operations	$(14.5) - $(13.5)	Adjusted EBITDA loss (b)	$(3.0) - $(2.0)
Net loss	$(8.1) - $(7.5)	Non-GAAP net loss (c)	$(6.4) - $(5.8) (fully taxed)

The following additional fiscal 2007 third quarter guidance is presented to reconcile the GAAP financial metric to its corresponding Non-GAAP financial metric:

a)
Merchandise sales: add to projected net revenue estimated merchandise sales from non-owned inventory of approximately $208.0 million to $218.0 million and subtract estimated service fees of approximately $42.0 million.

b)	Adjusted EBITDA: add to projected loss from operations estimated depreciation and amortization of $9.0 million and estimated stock-based compensation of $2.5 million.
c)
Non-GAAP net loss: add to projected net loss estimated stock-based compensation of $2.5 million and estimated amortization of acquisition-related intangibles of $0.4 million for fiscal 2007 third quarter and subtract estimated income tax benefit of approximately $5.1 million to $4.8 million. This figure is then taxed at our estimated annual effective tax rate of 38.5 percent.

Non-GAAP Financial Measures
GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of merchandise sales, adjusted EBITDA, non-GAAP net income and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

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We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

Merchandise sales. We define merchandise sales as the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through our platform, whether we record the full amount of such transaction as a product sale or a percentage of such transaction as a service fee on our financial statements. We consider merchandise sales to be a useful metric for management and investors because a significant portion of our sales and marketing expenses, including fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and organizational costs such as business management, are related to the amount of sales made through our platform, whether or not we record the revenue from such sales. As a result, we use this metric as part of our revenue and expense forecasting process and for capacity planning purposes. We monitor this metric on a daily basis and consider it to be a critical measure of the health of our business.

Adjusted EBITDA. We define adjusted EBITDA as income from operations excluding stock-based compensation and depreciation and amortization expenses. We consider adjusted EBITDA to be a useful metric for management and investors because it excludes certain non-cash items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business.

Non-GAAP net income. We define non-GAAP net income as net income plus stock-based compensation expense and amortization of acquisition-related intangibles minus cumulative effect of change in accounting principle related to the adoption of SFAS 123R and plus/minus the provision/benefit for income taxes. This figure is then taxed at our current annual effective tax rate to arrive at non-GAAP net income. We believe it is useful to exclude stock-based compensation expense from non-GAAP net income for the same reason we exclude it from adjusted EBITDA. We believe it is useful to exclude amortization of acquisition-related intangibles because in our opinion the benefits of these assets could exceed the amortization period and this supplemental view enables management and investors to measure the business without this potential effect. The gain we recorded from the cumulative effect of change in accounting principle related to the adoption of SFAS 123R is an item we view as non-recurring in nature. We believe it is useful to view net income without the benefit of this non-recurring item. We exclude the GAAP income tax provision in order to compute the non-GAAP pre-tax income. The non-GAAP pre-tax income is then taxed at our current annual effective tax rate to arrive at non-GAAP net income.

Page 5 of 6	GSI Commerce News Release

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service but not paid for during the applicable period. Our management compensates for this limitation by providing information about capital expenditures on the face of the cash flow statement and in supplemental disclosures in our Forms 10-K and 10-Q.

Fiscal Second Quarter 2007 Conference Call

GSI Commerce has scheduled a conference call for today at 4:45 p.m. EDT to review its fiscal 2007 second quarter operating results and to discuss the company’s expectations for future performance.

Live Conference Access:
•	Phone - Dial 1-800-299-7928, passcode 99737424 by 4:30 p.m. EDT.
•
Web - Go to www.gsicommerce.com, and click on the Webcast icon provided on the home page, or go to www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software

Conference Replays:
•	Phone - Dial 1-888-286-8010, passcode 82061377. The replay will be available one hour after the completion of the call and remain available through Aug. 25.
•	Web - Go to www.gsicommerce.com, and click on the Webcast replay icon provided on the home page. Access will remain available through Aug. 25.

About GSI Commerce
GSI Commerce® is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: technology, logistics and customer care, and marketing services. We provide e-commerce solutions for more than 60 partners.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of the establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

###

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 30,	June 30,
	2006	2007

ASSETS
Current assets:
Cash and cash equivalents	$71,382	$33,101
Marketable securities	113,074	94,991
Accounts receivable, net of allowance of $1,078 and $1,034	38,681	29,632
Inventory	46,816	38,634
Deferred tax assets	10,403	11,226
Prepaid expenses and other current assets	6,409	8,261
Total current assets	286,765	215,845

Property and equipment, net	106,204	131,190
Goodwill	17,786	17,786
Equity investments and other	2,435	2,493
Long-term deferred tax assets	36,792	40,741
Other assets, net of accumulated amortization of $12,367 and $14,321	13,575	12,151
Total assets	$463,557	$420,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,553	$45,667
Accrued expenses and other	72,740	45,470
Deferred revenue	11,790	14,864
Current portion - long-term debt and other	510	1,752
Total current liabilities	161,593	107,753

Convertible notes	57,500	57,500
Long-term debt	12,856	23,640
Deferred revenue and other	3,901	3,729
Total liabilities	235,850	192,622

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued
and outstanding as of December 30, 2006 and June 30, 2007	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 45,878,527 and
46,483,808 shares issued as of December 30, 2006 and June 30, 2007, respectively;
45,878,324 and 46,483,605 shares outstanding as of December 30, 2006 and
June 30, 2007, respectively	458	464
Additional paid in capital	347,676	354,841
Accumulated other comprehensive loss	(97)	(13)
Accumulated deficit	(120,330)	(127,708)
Total stockholders' equity	227,707	227,584

Total liabilities and stockholders’ equity	$463,557	$420,206

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2006	2007	2006	2007

Revenues:
Net revenues from product sales	$94,526	$89,004	$186,183	$197,754
Service fee revenues	25,102	42,260	47,688	79,793

Net revenues	119,628	131,264	233,871	277,547
Cost of revenues from product sales	73,036	65,782	140,102	142,584

Gross profit	46,592	65,482	93,769	134,963

Operating expenses:
Sales and marketing, inclusive of $1,070, $753, $2,378 and
$1,310 of stock-based compensation	28,863	41,307	59,575	85,481
Product development, inclusive of $228, $343, $420 and
$631 of stock-based compensation	8,763	15,074	17,166	28,812
General and administrative, inclusive of $550, $950, $973
and $1,702 of stock-based compensation	7,884	10,405	15,281	19,816
Depreciation and amortization	4,861	7,691	9,377	14,615

Total operating expenses	50,371	74,477	101,399	148,724

Loss from operations	(3,779)	(8,995)	(7,630)	(13,761)

Other (income) expense:
Interest expense	777	925	1,555	1,767
Interest income	(1,494)	(1,739)	(2,984)	(3,683)
Other (income) expense	140	8	(10)	23
Impairment on investment	379	-	2,027	-

Total other (income) expense	(198)	(806)	588	(1,893)

Loss before income taxes	(3,581)	(8,189)	(8,218)	(11,868)
Provision (benefit) for income taxes	-	(3,156)	2	(4,490)

Net loss before cumulative effect of change in accounting principle	(3,581)	(5,033)	(8,220)	(7,378)
Cumulative effect of change in accounting principle	-	-	268	-

Net loss	$(3,581)	$(5,033)	$(7,952)	$(7,378)

Basic and diluted loss per share:

Prior to cumulative effect of change in accounting principle	$(0.08)	$(0.11)	$(0.19)	$(0.16)

Cumulative effect of change in accounting principle	$-	$-	$0.01	$-

Net loss	$(0.08)	$(0.11)	$(0.18)	$(0.16)

Weighted average shares outstanding - basic and diluted	44,993	46,391	44,836	46,195

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 1,	June 30,
	2006	2007

Cash Flows from Operating Activities:
Net loss	$(7,952)	$(7,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,377	14,615
Stock-based compensation	3,771	3,643
Loss on investment	2,027	-
Loss on disposal of equipment	79	66
Deferred tax assets	-	(4,590)
Cumulative effect of change in accounting principle	(268)	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,777	9,098
Inventory	1,293	8,185
Prepaid expenses and other current assets	(3,687)	(1,850)
Other assets, net	(2,794)	392
Accounts payable and accrued expenses and other	(24,922)	(62,555)
Deferred revenue	5,012	2,382

Net cash used in operating activities	(16,287)	(37,992)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(2,629)	-
Cash paid for property and equipment, including internal use software	(14,314)	(22,716)
Proceeds from government grant related to corporate headquarters	2,925	-
Other deferred cost	95	-
Cash paid for equity investments	(2,435)	-
Purchases of marketable securities	(128,692)	(102,041)
Sales of marketable securities	128,775	119,955

Net cash used in investing activities	(16,275)	(4,802)

Cash Flows from Financing Activities
Repayments of capital lease obligations	(269)	(249)
Repayments of mortgage note	(98)	(90)
Proceeds from exercise of common stock options	4,881	4,838

Net cash provided by financing activities	4,514	4,499

Effect of exchange rate changes on cash and cash equivalents	26	14

Net decrease in cash and cash equivalents	(28,022)	(38,281)
Cash and cash equivalents, beginning of period	48,361	71,382

Cash and cash equivalents, end of period	$20,339	$33,101

GSI COMMERCE, INC. AND SUBSIDIARIES
ADJUSTED EBITDA (1) AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2006	2007	2006	2007
Reconciliation of GAAP loss from operations to Adjusted EBITDA:
GAAP loss from operations	$(3,779)	$(8,995)	$(7,630)	$(13,761)

Stock-based compensation	1,848	2,046	3,771	3,643
Depreciation and amortization	4,861	7,691	9,377	14,615

Adjusted EBITDA	$2,930	$742	$5,518	$4,497

(1) Adjusted EBITDA no longer includes other income (expense) as a reconciling item between Adjusted EBITDA and GAAP results.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET LOSS AND RECONCILIATION TO GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2006	2007	2006	2007

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss	$(3,581)	$(5,033)	$(7,952)	$(7,378)

Provision (benefit) for income taxes	-	(3,156)	2	(4,490)
Stock-based compensation	1,848	2,046	3,771	3,643
Cumulative effect of change in accounting principle	-	-	(268)	-
Amortization of acquisition-related intangibles	13	383	27	774
Non-GAAP pre-tax loss	(1,720)	(5,760)	(4,420)	(7,451)

Income tax benefit at 38.5% (1)	-	(2,218)	-	(2,869)

Non-GAAP net loss	$(1,720)	$(3,542)	$(4,420)	$(4,582)

Basic and diluted non-GAAP net loss per share	$(0.04)	$(0.08)	$(0.10)	$(0.10)

Weighted average shares outstanding - basic and diluted	44,993	46,391	44,836	46,195

(1) The income tax benefit for the three-and six-months ended June 30, 2007 is calculated using our fiscal 2007 estimated effective tax rate.
For the three-and six-months ended July 1, 2006, there was no GAAP benefit for income taxes.

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP OPERATING CASH FLOW - TRAILING TWELVE MONTHS
(In thousands)
(Unaudited)

	Twelve Months Ended
	July 1,	June 30,
	2006	2007
Reconciliation of GAAP operating cash flow to free cash flow
GAAP cash flow from operating activities	$35,878	$44,372

Cash paid for fixed assets, including capitalized software development	(31,357)	(51,023)

Free cash flow	$4,521	$(6,651)

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	July 1,	June 30,	Variance
	2006	2007	Amount	%
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$70,100	$79,547	$9,447	13%
Other	137,872	236,416	98,544	71%
Total merchandise sales (1) - (a non-GAAP
financial measure)	$207,972	$315,963	$107,991	52%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$54,716	$60,153	$5,437	10%
Other	39,810	28,851	(10,959)	-28%

Total net revenues from product sales	94,526	89,004	(5,522)	-6%

Service fee revenues	25,102	42,260	17,158	68%

Total net revenues - (GAAP basis)	$119,628	$131,264	$11,636	10%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$70,100	$79,547	$9,447	13%
Other	137,872	236,416	98,544	71%
Total merchandise sales (1) - (a non-GAAP
financial measure)	207,972	315,963	107,991	52%
Less:
Sales by partners (2):
Category:
Sporting goods	(15,384)	(19,394)	(4,010)	26%
Other	(98,062)	(207,565)	(109,503)	112%

Total sales by partners (2)	(113,446)	(226,959)	(113,513)	100%
Add:
Service fee revenues	25,102	42,260	17,158	68%

Net revenues - (GAAP basis)	$119,628	$131,264	$11,636	10%

(1)
Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)
Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

Three Months Ended
July 1,	June 30,	Variance
2006	2007	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$137,548	$171,492	$33,944	25%
Other	261,375	466,970	205,595	79%
Total merchandise sales (1) - (a non-GAAP
financial measure)	$398,923	$638,462	$239,539	60%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$110,552	$136,927	$26,375	24%
Other	75,631	60,827	(14,804)	-20%

Total net revenues from product sales	186,183	197,754	11,571	6%

Service fee revenues	47,688	79,793	32,105	67%

Total net revenues - (GAAP basis)	$233,871	$277,547	$43,676	19%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$137,548	$171,492	$33,944	25%
Other	261,375	466,970	205,595	79%
Total merchandise sales (1) - (a non-GAAP
financial measure)	398,923	638,462	239,539	60%
Less:
Sales by partners (2):
Category:
Sporting goods	(26,996)	(34,565)	(7,569)	28%
Other	(185,744)	(406,143)	(220,399)	119%

Total sales by partners (2)	(212,740)	(440,708)	(227,968)	107%
Add:
Service fee revenues	47,688	79,793	32,105	67%

Net revenues - (GAAP basis)	$233,871	$277,547	$43,676	19%

(1)
Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)
Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner isthe seller of the merchandise. GSI Commerce records service fee revenues on these sales.